EXHIBIT 14.2



INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of SMITH HAYES Trust, Inc. d/b/a Lancaster Funds Nebraska Tax-Free Fund on Form N-14 of our report dated July 24, 1998 appearing in the Annual Report dated June 30, 1998.




DELOITTE & TOUCHE LLP


Lincoln, Nebraska
March 8, 1999